Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3ASR No. 333-223097) of Magellan Midstream Partners, L.P. (the Partnership),

2)	Registration Statement (Form S-8 No. 333-212836) pertaining to the Long-Term Incentive Plan of the Partnership,

3)	Registration Statement (Form S-8 No. 333-176062) pertaining to the Long-Term Incentive Plan of the Partnership,

4)	Registration Statement (Form S-8 No. 333-71670) pertaining to the Long-Term Incentive Plan of the Partnership, as amended by Post-Effective Amendment No. 1, and

5)	Registration Statement (Form S-8 No. 333-147206) pertaining to the Long-Term Incentive Plan of the Partnership;

of our report dated February 18, 2020, except as it relates to the change in segments described under the Organization heading in Note 1 and the other matters disclosed in Notes 16 and 19, as to which the date is May 4, 2020, with respect to the consolidated financial statements of the Partnership, and our report dated February 18, 2020, with respect to the effectiveness of internal control over financial reporting of the Partnership, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Tulsa, Oklahoma
May 4, 2020